FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES EARNINGS FOR THE FOURTH QUARTER AND YEAR

January 30, 2015- Honesdale, PA
Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL) and its subsidiary Wayne Bank, announced earnings today for the three months ended December 31, 2014 of $1,541,000.  This represents a decrease of $640,000 from the $2,181,000 earned in the comparable period of 2013 due primarily to a $749,000 increase in foreclosed real estate costs.  Earnings per share (fully diluted) were $.42 and $.60 for the three-month periods ended December 31, 2014 and 2013, respectively.  Net interest income before the provision for loan losses declined $40,000 compared to the same period of last year, while other income increased $17,000.  The provision for loan losses was $420,000 in the current three-month period compared to $400,000 in the same period of last year, while operating expenses increased $899,000 due primarily to the $749,000 increase in foreclosed real estate costs noted above.  For the year ended December 31, 2014, net income totaled $7,657,000, a decrease of $808,000 from the $8,465,000 earned in the prior year as increased foreclosed real estate costs and a decreased level of earnings and proceeds on life insurance policies offset a $720,000 reduction in the provision for loan losses.  Earnings per share on a fully diluted basis were $2.10 for 2014, compared to $2.33 in 2013. The return on average assets for the year was 1.08% with a return on average equity of 7.92% compared to 1.23% and 9.13%, respectively, in 2013.
Total assets were $711.6 million as of December 31, 2014.  Loans receivable totaled $501.1 million as of December 31, 2014, with total deposits of $559.9 million and stockholders’ equity of $99.0 million.  The Company’s capital position remains “well capitalized” in accordance with risk-based capital guidelines established by federal bank regulators.
Loans receivable decreased $2.0 million from the prior year-end due primarily to an $11.2 million reduction in commercial real estate loans which was the result of several significant payoffs received in 2014 and the transfer of nonperforming loans to foreclosed real estate.  Other commercial loans increased $6.8 million due to growth in municipal financing, while consumer loans increased $4.4 million.  Residential mortgage loans and construction loans decreased $2.0 million, but includes the sale of $4.3 million of fixed-rate residential mortgage loans for the purpose of interest rate risk management.  As of December 31, 2014, total non-performing loans were $5.6 million and represented 1.12% of total loans compared to $9.5 million, or 1.90% as of December 31, 2013.  For the three months and year ended December 31, 2014, net charge-offs totaled $196,000 and $1,513,000, respectively, compared to $251,000 and $2,194,000, respectively, for the corresponding periods in 2013.  Based on the level of charge-offs and non-performing loans, the Company determined that it would be appropriate to provide $420,000 and $1,680,000 for potential future losses for the three and twelve month periods ended December 31, 2014, respectively, compared to $400,000 in the similar quarter of last year and $2,400,000 for the year of 2013.  As of December 31, 2014, the allowance for loan losses totaled $5,875,000 and 1.17% of total loans compared to $5,708,000 and 1.13% of total loans at December 31, 2013.
Net interest income (fully taxable equivalent) totaled $6,399,000 for the three months ended December 31, 2014, a decrease of $62,000 compared to the same period in 2013.  Net interest margin (fte) for the three months ended December 31, 2014 was 3.87% decreasing from 3.91% for the similar period in 2013.  The decrease in net interest margin was principally due to loan production at historically low interest rate levels which resulted in a 9 basis point decrease in the yield earned on assets compared to a 5 basis point reduction in the cost of interest-bearing liabilities.  For the year, net interest income (fte) totaled $25,818,000, a decrease of $39,000 compared to 2013.  The net interest margin (fte) declined 10 basis points to 3.90% in 2014.
Other income for the three months ended December 31, 2014 totaled $1,327,000 compared to $1,310,000 for the similar period in 2013.  Although gains on the sale of loans and securities decreased $65,000, all other items of other income increased $82,000 in the aggregate.  Other income for the year ended December 31, 2014 totaled $5,110,000 compared to $5,615,000 in 2013, a decrease of $505,000.  Gains on the sale of loans and investment securities increased $309,000 in the aggregate but earnings and proceeds received on bank owned life insurance policies decreased $701,000 while all other items of other income decreased $113,000, net.   During 2013, the Company recorded a non-recurring gain of $770,000 from proceeds on a bank-owned life insurance policy.
Other expenses totaled $4,997,000 for the three months ended December 31, 2014, compared to $4,098,000 in the similar period of 2013.  Foreclosed real estate costs increased $749,000 due to market value adjustments and recurring maintenance costs, while all other operating expenses increased $150,000, or 3.7%, net.  For the year ended December 31, 2014, other expenses totaled $17,727,000 compared to $16,705,000 for the similar period in 2013, an increase of $1,022,000.  Foreclosed real estate costs increased $988,000 over the prior period, while all other expenses increased $34,000, net compared to 2013.
 Mr. Critelli commented, “The past year was extremely challenging, as a continued low interest rate environment and the increased cost of maintaining and disposing of foreclosed properties placed stress on our earnings.  Working with borrowers will remain a top priority as we make our way through this difficult economic environment, and we expect that the demands will continue into 2015.  In spite of these challenges, we were able to accomplish many of our goals in 2014.  Our cash dividend per share increased from $1.16 per share to $1.20 per share, which resulted in a dividend yield in excess of 4.00% annually based on our year-end closing stock price of $29.05.  We recorded a Return on Assets of 1.08% and maintained a net interest margin close to 4.00% for the year.  We also managed to reduce our level of non-performing loans from 1.90% of total loans to 1.12% and maintain our capital levels in excess of the “Well Capitalized” levels established by our regulators.  We will remain diligent in controlling and minimizing credit-related costs brought on us by our ailing economy.    We believe that we are well positioned to take advantage of the opportunities available to us, and we look forward to serving our growing customer base as the local economy in Northeast Pennsylvania rebounds from the extended economic downturn.”

Norwood Financial Corp., through its subsidiary Wayne Bank, operates fifteen offices in Wayne, Pike, Monroe and Lackawanna Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

 Forward-Looking Statements.
           The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words believes, anticipates, contemplates, expects, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of North Penn Bancorp, the ability to control costs and expenses, demand for real estate and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures
This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP interest income and net interest income using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-

exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

(dollars in thousands)	Three months ended December 31		Year ended December 31
	2014	2013	2014	2013
Net interest income	$6,105	$6,145	$24,560	$24,661
Tax equivalent basis adjustment using 34% marginal tax rate	294	316	1,258	1,196
Net interest income on a fully taxable equivalent basis	$6,399	$6,461	$25,818	$25,857

Contact:    William S. Lance
                  Executive Vice President &
   Chief Financial Officer
                  NORWOOD FINANCIAL CORP.
                  570-253-8505
                  www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	December 31
	2014	2013
ASSETS
Cash and due from banks	$8,081	$7,528
Interest-bearing deposits with banks	4,295	335
Cash and cash equivalents	12,376	7,863

Securities available for sale	156,395	158,132
Securities held to maturity, fair value 2013: $177	-	174
Loans receivable (net of unearned Income)	501,135	503,097
Less: Allowance for loan losses	5,875	5,708
Net loans receivable	495,260	497,389
Regulatory stock, at cost	1,714	2,877
Bank premises and equipment, net	6,734	7,125
Bank owned life insurance	18,284	17,790
Foreclosed real estate owned	3,726	1,009
Accrued interest receivable	2,339	2,422
Goodwill	9,715	9,715
Other intangible assets	389	510
Deferred tax asset	3,779	4,819
Other assets	924	1,409
TOTAL ASSETS	$711,635	$711,234

LIABILITIES
Deposits:
Non-interest bearing demand	$98,064	$92,684
Interest-bearing	461,880	448,498
Total deposits	559,944	541,182
Short-term borrowings	25,695	49,914
Other borrowings	22,200	23,761
Accrued interest payable	966	1,022
Other liabilities	3,789	3,491
TOTAL LIABILITIES	612,594	619,370

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2014: 3,718,018 shares; 2013: 3,708,718 shares	372	371
Surplus	35,206	35,010
Retained earnings	64,078	60,798
Treasury stock, at cost: 2014: 40,576 shares, 2013: 64,628 shares	(1,077)	(1,713)
Accumulated other comprehensive income (loss)	462	(2,602)
TOTAL STOCKHOLDERS' EQUITY	99,041	91,864

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$711,635	$711,234

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
	2014	2013	2014	2013
INTEREST INCOME
Loans receivable, including fees	$5,954	$6,019	$23,841	$24,576
Securities	940	972	3,920	3,657
Other	4	9	7	26
Total Interest income	6,898	7,000	27,768	28,259

INTEREST EXPENSE
Deposits	611	674	2,463	2,848
Short-term borrowings	15	22	77	66
Other borrowings	167	159	668	684
Total Interest expense	793	855	3,208	3,598
NET INTEREST INCOME	6,105	6,145	24,560	24,661
PROVISION FOR LOAN LOSSES	420	400	1,680	2,400
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,685	5,745	22,880	22,261

OTHER INCOME
Service charges and fees	604	578	2,350	2,412
Income from fiduciary activities	109	94	437	379
Net realized gains on sales of securities	265	291	1,170	881
Gains on sale of loans	82	121	132	112
Earnings and proceeds on life insurance policies	171	162	685	1,386
Other	96	64	336	445
Total other income	1,327	1,310	5,110	5,615

OTHER EXPENSES
Salaries and employee benefits	2,252	2,009	8,616	8,447
Occupancy, furniture and equipment	516	550	2,117	2,136
Data processing related	249	218	929	891
Taxes, other than income	161	179	649	710
Professional Fees	196	128	671	626
FDIC Insurance assessment	100	109	420	444
Foreclosed real estate owned	822	73	1,555	567
Other	701	832	2,770	2,884
Total other expenses	4,997	4,098	17,727	16,705

INCOME BEFORE TAX	2,015	2,957	10,263	11,171
INCOME TAX EXPENSE	474	776	2,606	2,706
NET INCOME	$1,541	$2,181	$7,657	$8,465

Basic earnings per share	$0.42	$0.60	$2.10	$2.33

Diluted earnings per share	$0.42	$0.60	$2.10	$2.33

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended December 31	2014	2013

Net interest income	$6,105	$6,145
Net income	1,541	2,181

Net interest spread (fully taxable equivalent)	3.72%	3.76%
Net interest margin (fully taxable equivalent)	3.87%	3.91%
Return on average assets	0.86%	1.23%
Return on average equity	6.17%	9.33%
Basic earnings per share	$0.42	$0.60
Diluted earnings per share	$0.42	$0.60

For the Twelve Months Ended December 31

Net interest income	$24,560	$24,661
Net income	7,657	8,465

Net interest spread (fully taxable equivalent)	3.76%	3.85%
Net interest margin (fully taxable equivalent)	3.90%	4.00%
Return on average assets	1.08%	1.23%
Return on average equity	7.92%	9.13%
Basic earnings per share	$2.10	$2.33
Diluted earnings per share	$2.10	$2.33

As of December 31

Total assets	$711,635	$711,234
Total loans receivable	501,135	503,097
Allowance for loan losses	5,875	5,708
Total deposits	559,944	541,182
Stockholders' equity	99,041	91,864
Trust assets under management	134,888	126,673

Book value per share	$26.30	$25.43
Equity to total assets	13.92%	12.92%
Allowance to total loans receivable	1.17%	1.13%
Nonperforming loans to total loans	1.12%	1.90%
Nonperforming assets to total assets	1.31%	1.48%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013
ASSETS
Cash and due from banks	$8,081	$13,105	$12,196	$8,607	$7,528
Interest-bearing deposits with banks	4,295	158	3,182	142	335
Cash and cash equivalents	12,376	13,263	15,378	8,749	7,863

Securities available for sale	156,395	158,701	154,925	156,165	158,132
Securities held to maturity	-	-	-	175	174
Loans receivable (net of unearned income)	501,135	500,844	502,316	496,016	503,097
Less: Allowance for loan losses	5,875	5,651	5,611	5,727	5,708
Net loans receivable	495,260	495,193	496,705	490,289	497,389
Regulatory stock, at cost	1,714	3,210	2,437	2,741	2,877
Bank owned life insurance	18,284	18,143	18,002	17,930	17,790
Bank premises and equipment, net	6,734	6,825	6,910	7,031	7,125
Foreclosed real estate owned	3,726	4,962	4,293	1,364	1,009
Goodwill and other intangibles	10,104	10,133	10,161	10,192	10,225
Other assets	7,042	7,783	8,051	8,598	8,650
TOTAL ASSETS	$711,635	$718,213	$716,862	$703,234	$711,234

LIABILITIES
Deposits:
Non-interest bearing demand	$98,064	$102,343	$103,954	$93,400	$92,684
Interest-bearing deposits	461,880	445,995	450,760	446,676	448,498
Total deposits	559,944	548,338	554,714	540,076	541,182
Other borrowings	47,895	67,296	60,992	63,746	73,675
Other liabilities	4,755	5,172	4,954	5,212	4,513
TOTAL LIABILITIES	612,594	620,806	620,660	609,034	619,370

STOCKHOLDERS' EQUITY	99,041	97,407	96,202	94,200	91,864

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$711,635	$718,213	$716,862	$703,234	$711,234

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	December 31	September 30	June 30	March 31	December 31
Three months ended	2014	2014	2014	2014	2013
INTEREST INCOME
Loans receivable, including fees	$5,954	$5,972	$5,933	$5,980	$6,019
Securities	940	968	1,025	987	972
Other	4	1	2	1	9
Total interest income	6,898	6,941	6,960	6,968	7,000

INTEREST EXPENSE
Deposits	611	600	618	635	674
Borrowings	182	187	187	188	181
Total interest expense	793	787	805	823	855
NET INTEREST INCOME	6,105	6,154	6,155	6,145	6,145
PROVISION FOR LOAN LOSSES	420	420	420	420	400
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	5,685	5,734	5,735	5,725	5,745

OTHER INCOME
Service charges and fees	604	587	583	576	578
Income from fiduciary activities	109	125	99	104	94
Net realized gains on sales of securities	265	301	509	95	291
Gains (losses) on sale of loans and servicing rights	82	(15)	26	39	121
Earnings and proceeds on life insurance policies	171	170	175	168	162
Other	96	94	76	71	64
Total other income	1,327	1,262	1,468	1,053	1,310

OTHER EXPENSES
Salaries and employee benefits	2,252	2,028	2,172	2,165	2,009
Occupancy, furniture and equipment, net	516	505	518	578	550
Foreclosed real estate owned	822	271	396	65	73
FDIC insurance assessment	100	104	102	114	109
Other	1,307	1,216	1,285	1,210	1,357
Total other expenses	4,997	4,124	4,473	4,132	4,098

INCOME BEFORE TAX	2,015	2,872	2,730	2,646	2,957
INCOME TAX EXPENSE	474	754	696	682	776
NET INCOME	$1,541	$2,118	$2,034	$1,964	$2,181

Basic earnings per share	$0.42	$0.58	$0.56	$0.54	$0.60

Diluted earnings per share	$0.42	$0.58	$0.56	$0.54	$0.60

Book Value per share	$26.30	$26.30	$26.14	$25.88	$25.43

Return on average equity (annualized)	6.17%	8.62%	8.49%	8.46%	9.33%
Return on average assets (annualized)	0.86%	1.18%	1.15%	1.13%	1.23%

Net interest spread (fte)	3.72%	3.78%	3.77%	3.77%	3.76%
Net interest margin (fte)	3.87%	3.92%	3.91%	3.91%	3.91%

Allowance for loan losses to total loans	1.17%	1.13%	1.12%	1.15%	1.13%
Net charge-offs to average loans (annualized)	0.16%	0.30%	0.43%	0.32%	0.21%
Nonperforming loans to total loans	1.12%	1.18%	1.49%	1.92%	1.90%
Nonperforming assets to total assets	1.31%	1.52%	1.65%	1.55%	1.48%